Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-270381,333-263207, 333-254023, 333-237044, 333-230129 and 333-224403) and Form S-3 (No. 333-258518) of Surface Oncology, Inc. of our report dated March 9, 2023, except with respect to the matters that raise substantial doubt about the Company’s ability to continue as a going concern discussed in Note 1, as to which the date is July 3, 2023, relating to the financial statements, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 3, 2023

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